EXHIBIT 99


For Immediate Release

Oct. 11, 2000

For more information:        Steven J. Goldstein             Terry Earley
                             Chief Financial Officer         Investor Relations
                             Centura Banks, Inc.             Centura Banks, Inc.
                             (252) 454-8356                  (252) 454-4453
                             sgoldstein@centura.com          tearley@centura.com
                             ----------------------          -------------------


CENTURA BANKS, INC. REPORTS THIRD-QUARTER EARNINGS OF $0.85 PER DILUTED SHARE

ROCKY MOUNT, N.C., Oct. 11, 2000 - Centura Banks Inc. (NYSE: CBC) today announced third-quarter earnings of $34 million, or $0.85 per diluted share. Diluted earnings per share increased 18.1% from the previous quarter, before merger related and other significant charges, and 7.6% from the year-ago period. All prior-period financial data has been restated for the acquisition of Triangle Bancorp Inc., which was completed Feb. 18, 2000.

Centura's third-quarter performance produced an annualized return on average assets of 1.20% and an annualized return on average shareholder's equity of 15.00%. This compares with 1.15% and 14.58%, respectively, for the year-earlier period.

For the nine months ended Sept. 30, Centura's net income totaled $98.7 million, or $2.46 per diluted share, excluding $50.7 million of pre-tax merger related and other significant charges associated with the acquisition of Triangle Bancorp. This compares with net income for the same period a year ago of $100.8 million, or $2.49 per diluted share, excluding $8.4 million of pre-tax merger related charges associated with the first quarter 1999 acquisition of First Coastal Bankshares.

Centura also declared a dividend of $0.34 per share for the fourth quarter of 2000, payable Dec. 15, 2000, to shareholders of record Nov. 30. The annualized dividend represents a 7.2% increase over the dividend paid in 1999.

"We executed according to plan in the third quarter," said Cecil W. Sewell, chief executive officer. "Although, there is always room for improvement, we are pleased with our expense management and the demonstrated progress in some key areas against a highly competitive landscape for quality loans and core deposits.

"The seven basis-point rise in nonperforming assets to total assets from the second quarter was driven by a slowing economy," Sewell said. "This is understandable in light of the environment, but the trend is evenly spread across all areas and we aren't seeing pronounced weakness in any specific industry sector. In addition, Centura's reserves for loan losses remain strong at 1.35% of total loans and we are encouraged that the results of our recent shared credit exam required no action from Centura regarding reclassification of its small portfolio of $107 million in shared national credits.

 "Centura experienced positive growth in a number of key areas that bode well for the future," Sewell said. "During the month of September, overall loan growth, which had been flat much of the quarter, achieved annualized increases of 12% on the commercial side and almost 9% in consumer loans. September deposits also grew 8%, excluding the acquisition of $138 million in deposits from four Wachovia Corp. branches in western North Carolina. We also are encouraged by the third-quarter deposit trends. Average core deposits were up for the quarter in spite of the unexpected loss of 10 in-store branches in Charlotte, N.C. when Hannaford Brothers closed its supermarkets in that region; and the anticipated deposit loss associated with the repricing of the higher yield Triangle CDs.

"In late September, we also completed the sale of $2.1 billion or 85% of the mortgage servicing portfolio and reinvested the gain in the restructuring of Centura's investment portfolio," Sewell said. "This transaction resulted in a gain of $13.1 million, which was offset by the losses incurred in repositioning the investment portfolio. Although the transaction will have little impact on future earnings, since, the higher yield on investments are offset with lower mortgage servicing income, the risk to income from mortgage prepayments is largely eliminated. We expect to experience positive effects of the restructured portfolio in the fourth quarter's net interest margin, which also should benefit from Centura's recent Wachovia acquisitions."

The net interest margin for the third quarter of 2000 was 4.06% and 4.12% for the month of September, compared with 4.10 in the second quarter and 4.25 in the year-earlier period. The net interest margin in September reflects improvement in our funding mix and the partial effect of the portfolio restructuring.

Third-quarter noninterest income was essentially flat from year-earlier levels, after factoring out some unusual transactions that included the sale of Centura's mortgage servicing portfolio and the restructuring of the investment portfolio. Third-quarter noninterest expense declined 3% from the prior quarter and was generally experienced across all categories.

"Centura has achieved good results retaining the most valuable Triangle households," Sewell continued. "To date, we have retained 96% of these households and our overall customer retention is 87%. In recent months, however, we have been more willing to let go of CD-rate shoppers who show no interest in expanding their relationship with Centura. We continue to believe our focus on retention of our most valuable customers represents the best long-term strategy for building loyal customers, reducing the need for wholesale funding and strengthening the net interest margin."

Looking forward, the fourth quarter should benefit from the positive effects of Centura's repositioned investment portfolio, the Wachovia branch acquisitions, and the expected follow-through of strong September trends in loans and core deposits. In addition, approximately 75% of Triangle's higher yield CDs have repriced as of the end of the third quarter. "Despite the continued challenging operating environment, we don't see anything on the horizon that would cause our outlook for the fourth quarter to diverge from the First Call range of $.86 to $.92 per diluted share," Sewell said.

About Centura
-------------

Centura Banks Inc., an $11 billion-asset financial services company based in North Carolina, provides a complete line of banking, investment, insurance, leasing and asset management services to individuals and businesses in North Carolina, South Carolina and Virginia. Centura's broad range of financial solutions is provided through more than 240 full-service financial offices and Centura Highway, the bank's multifaceted customer access system that includes telephone banking, an extensive ATM network, PC banking, online bill payment and the bank's suite of Internet products and services. Additional information may be found on Centura's Web site at www.centura.com.

Safe Harbor
-----------

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. These include statements about Centura, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Such statements reflect current views, but are based on assumptions and are subject to risks, uncertainties and other factors that may cause results to differ materially from those set forth in such statements. Those factors include, but are not limited to, the following: (i) expected cost savings from completed mergers may not be fully realized or costs or difficulties related to the integration of the businesses of Centura and merged institutions may be greater than expected; (ii) customer and deposit attrition, or revenue loss, following completed mergers may be greater than expected; (iii) competitive pressure in the banking industry may increase significantly; (iv) changes in the interest rate environment may reduce margins; (v) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration and the possible impairment of collectibility of loans;
(vi) the impact of changes in monetary and fiscal policies, laws, rules and regulations; (vii) the impact of the Gramm-Leach-Bliley Act of 1999; (viii) changes in business conditions and inflation; and (ix) other risks and factors identified in Centura's filings with the Securities and Exchange Commission and other regulatory bodies.

FINANCIAL HIGHLIGHTS
CENTURA BANKS, INC. AND SUBSIDIARIES



                                                         Three Months Ended September 30,         Nine Months Ended September 30,
                                                   -----------------------------------------  --------------------------------------
(Dollars in thousands, except per share data)          2000           1999      Change             2000           1999      Change
------------------------------------------------------------------------------------------------------------------------------------
EARNINGS
       Interest income                          $    227,544    $    204,747      11.1 %     $    660,694   $    597,794     10.5 %
       Interest expense                              123,309          98,140      25.6            348,135        286,111     21.7
       -----------------------------------------------------------------------------------------------------------------------------
       Net interest income                           104,235         106,607      (2.2)           312,559        311,683      0.3
       Provision for loan losses                       6,960          16,006     (56.5)            24,855         31,934    (22.2)
       Noninterest income                             40,216          46,381     (13.3)           102,388        132,887    (23.0)
       Noninterest expense                            85,417          88,515      (3.5)           288,333        269,367      7.0
       Income taxes                                   18,071          16,514       9.4             38,798         48,481    (20.0)
       -----------------------------------------------------------------------------------------------------------------------------
       Net income                               $     34,003    $     31,953       6.4 %     $     62,961   $     94,788    (33.6)%
       =============================================================================================================================
       Net interest income, taxable equivalent  $    106,644    $    109,866      (2.9)%     $    320,068   $    320,766     (0.2)%
       =============================================================================================================================

PER COMMON SHARE
       Earnings per share - basic               $       0.85    $       0.80       6.3 %     $       1.58   $       2.38    (33.6)%
       Earnings per share - diluted                     0.85            0.79       7.6               1.57           2.34    (32.9)
       Cash dividends paid                              0.34            0.29      17.2               1.00           0.83     20.5
       Book value per share                            23.05           21.74       6.0              23.05          21.74      6.0
       Closing market price                           38.313          41.375      (7.4)            38.313         41.375     (7.4)

SELECTED FINANCIAL DATA (A)
       Earnings per share - diluted             $       0.85    $       0.79       7.6 %     $       2.46   $       2.49     (1.2)%
       Return on average assets                         1.20            1.15         5 bp            1.17           1.23       (6)bp
       Return on average equity                        15.00           14.58        42              15.02          15.59      (57)

FINANCIAL RATIOS
       Return on average assets                         1.20 %          1.15 %       5 bp            0.75 %         1.16 %    (41)bp
       Return on average equity                        15.00           14.58        42               9.59          14.66     (507)
       Average equity to average assets                 8.01            7.86        15               7.81           7.88       (7)

AVERAGE BALANCES
       Assets                                   $ 11,261,701    $ 11,065,694       1.8 %     $ 11,227,694   $ 10,969,541      2.4 %
       Earning assets, net                        10,323,647      10,164,652       1.6         10,297,963     10,059,135      2.4
       Loans, gross                                7,631,191       7,305,302       4.5          7,570,230      7,220,563      4.8
       Investment securities, net                  2,599,384       2,722,460      (4.5)         2,610,052      2,685,098     (2.8)
       Noninterest-bearing deposits                1,118,636       1,153,228      (3.0)         1,118,159      1,141,089     (2.0)
       Core deposits                               6,841,722       6,914,464      (1.1)         6,871,605      6,890,391     (0.3)
       Total deposits                              7,584,598       7,770,777      (2.4)         7,661,626      7,708,297     (0.6)
       Interest-bearing liabilities                9,114,564       8,897,333       2.4          9,115,246      8,810,552      3.5
       Shareholders' equity                          902,196         869,562       3.8            877,294        864,759      1.4

PERIOD END BALANCES
       Assets                                   $ 11,389,045    $ 11,172,791       1.9 %     $ 11,389,045   $ 11,172,791      1.9 %
       Earning assets, net                        10,364,671      10,247,720       1.1         10,364,671     10,247,720      1.1
       Loans, gross                                7,688,712       7,322,504       5.0          7,688,712      7,322,504      5.0
       Investment securities, net                  2,585,970       2,792,209      (7.4)         2,585,970      2,792,209     (7.4)
       Noninterest-bearing deposits                1,136,869       1,181,071      (3.7)         1,136,869      1,181,071     (3.7)
       Core deposits                               6,955,496       6,960,401      (0.1)         6,955,496      6,960,401     (0.1)
       Total deposits                              7,694,228       7,785,297      (1.2)         7,694,228      7,785,297     (1.2)
       Shareholders' equity                          919,094         866,733       6.0            919,094        866,733      6.0

====================================================================================================================================

bp- Change is measured as difference in basis points.

(A) Calculation excludes $50.7 million of pre-tax merger-related and other significant charges incurred for the nine months ended September 30, 2000. Included in these charges are $22.1 million in losses related to sales of certain investment securities incurred as a result of restructuring the investment portfolio acquired with the Triangle merger, of which $15.1 million and $7.1 million were incurred during the first quarter and second quarter 2000, respectively. Year-to-date 1999 excludes $8.4 million of pre-tax merger-related items, all of which were incurred during the first quarter.

All prior period financial data has been restated for the February 18, 2000 merger with Triangle which was accounted for as a pooling-of-interests.

OTHER FINANCIAL DATA
CENTURA BANKS, INC. AND SUBSIDIARIES

                                                           Three Months Ended September 30,       Nine Months Ended September 30,
                                                       ---------------------------------------  ------------------------------------
(Dollars in thousands)                                       2000          1999       Change        2000         1999      Change
------------------------------------------------------------------------------------------------------------------------------------
SHARES OUTSTANDING
       Average basic                                     39,896,138    39,798,446      0.2 %   39,760,138    39,789,052      (0.1)%
       Average diluted                                   40,094,135    40,397,894     (0.8)    40,033,407    40,473,206      (1.1)
       Outstanding at period end                         39,878,329    39,859,180        -     39,878,329    39,859,180         -

COMPOSITION RATIOS (A)
       Earning assets to total assets                         91.67 %       91.86 %    (19)bp       91.72 %       91.70 %       2 bp
       Loans to earning assets                                73.92         71.87      205          73.51         71.78       173
       Interest-bearing liabilities to earning assets         88.29         87.53       76          88.52         87.59        93
       Loans to total deposits                               100.61         94.01      660          98.81         93.67       514
       Noninterest-bearing deposits to total deposits         14.75         14.84       (9)         14.59         14.80       (21)

ALLOWANCE FOR LOAN LOSSES (AFLL)
       Beginning balance                                 $  103,271     $  96,125      7.4 %    $  95,500    $   91,894       3.9 %
       AFLL related to loans sold and subsidiary sale             -          (456)  (100.0)             -          (556)   (100.0)
       Provision for loan losses                              6,960        16,006    (56.5)        24,855        31,934     (22.2)
       Allowance of acquired financial institutions               -            -         -              -           605    (100.0)
       Charge-offs                                           (7,017)      (18,734)   (62.5)       (20,982)      (32,742)    (35.9)
       Recoveries                                               822           760      8.2          4,663         2,566      81.7
       -----------------------------------------------------------------------------------------------------------------------------
             Net charge-offs                                 (6,195)      (17,974)   (65.5)       (16,319)      (30,176)    (45.9)
       -----------------------------------------------------------------------------------------------------------------------------
       Ending balance                                    $  104,036     $  93,701     11.0 %    $ 104,036    $   93,701      11.0 %
       =============================================================================================================================

       Net charge-offs to average loans                        0.32 %        0.98 %    (66)bp        0.29 %        0.56 %     (27)bp

COMPOSITION OF RISK ASSETS
       Nonperforming loans                                                                      $  48,631    $   41,577      17.0 %
       Foreclosed property                                                                          6,000         5,294      13.3
       -----------------------------------------------------------------------------------------------------------------------------
       Nonperforming assets                                                                     $  54,631    $   46,871      16.6 %
       =============================================================================================================================

       Loans 90+ days past due, still accruing                                                  $   9,902    $   13,407     (26.1)%

ASSET QUALITY RATIOS (B)
       Nonperforming assets to:
             Loans and foreclosed property                                                           0.71 %        0.64 %       7 bp
             Total assets                                                                            0.48          0.42         6
       Nonperforming loans to total loans                                                            0.63          0.57         6
       Allowance for loan losses to total loans                                                      1.35          1.28         7
       Allowance for loan losses to nonperforming loans                                              2.14 x        2.25 x     (11)

====================================================================================================================================

bp- Change is measured as difference in basis points.
(A) Balance sheet amounts used in calculations are based on average balances.
(B) Balance sheet amounts used in calculations are based on period end balances.

All prior period financial data has been restated for the February 18, 2000 merger with Triangle which was accounted for as a pooling-of-interests.

CENTURA BANKS, INC. AND SUBSIDIARIES

                                                                           Three Months Ended September 30,
                                                                --------------------------------------------------
                                                                                                  As a Percent of
                                                                                                 Average Assets (A)
                                                                                                --------------------
(Dollars in thousands)                                              2000         1999    Change      2000    1999
--------------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME
Service charges on deposit accounts                           $    15,723   $  16,251      (3.3) %   0.56 %  0.58 %
Credit card and related fees                                        2,603       2,816      (7.6)     0.09    0.10
Insurance and brokerage commissions                                 5,858       6,416      (8.7)     0.21    0.23
Other service charges, commissions and fees                         3,325       3,116       6.7      0.12    0.11
Fees for trust services                                             2,549       2,586      (1.4)     0.09    0.09
Mortgage income                                                    17,912       7,594     135.9      0.63    0.27
Negative goodwill amortization                                        334         334         -      0.01    0.01
Operating lease income, net                                           580       1,856     (68.8)     0.02    0.07
Other noninterest income                                            4,400       7,045     (37.5)     0.15    0.26
--------------------------------------------------------------------------------------------------------------------
Noninterest income, excluding securities transactions              53,284      48,014      11.0      1.88    1.72
Securities gains (losses), net                                    (13,068)     (1,633)    700.2     (0.46)  (0.06)
Securities gains (losses), net - merger related                         -           -         -         -       -
--------------------------------------------------------------------------------------------------------------------
Total noninterest income                                      $    40,216   $  46,381     (13.3) %   1.42 %  1.66 %
====================================================================================================================

NONINTEREST EXPENSE
Salaries and overtime                                         $    36,317   $  36,068       0.7 %    1.28 %  1.29 %
Fringe benefits and other personnel costs                           8,699       7,563      15.0      0.31    0.27
Occupancy                                                           6,112       6,213      (1.6)     0.22    0.22
Equipment                                                           6,255       7,020     (10.9)     0.22    0.25
Foreclosed real estate losses and related operating expense           409         615     (33.5)     0.01    0.02
Marketing                                                           1,569       2,435     (35.6)     0.06    0.09
Fees for outsourced services                                        4,422       4,055       9.1      0.16    0.15
Professional and legal fees                                         3,202       3,607     (11.2)     0.11    0.13
Other administrative                                                2,602       3,055     (14.8)     0.09    0.11
FDIC insurance                                                         28         477     (94.1)        -    0.02
Deposit intangible and goodwill amortization                        3,406       3,430      (0.7)     0.12    0.12
Office supplies, postage and telephone                              5,765       6,052      (4.7)     0.20    0.22
Other operating                                                     6,631       7,925     (16.3)     0.24    0.28
--------------------------------------------------------------------------------------------------------------------
Total NIE before merger-related and other significant charges      85,417      88,515      (3.5)     3.02    3.17
Merger-related expenses and other significant charges                   -           -         -         -       -
--------------------------------------------------------------------------------------------------------------------
Total noninterest expense                                     $    85,417   $  88,515      (3.5) %   3.02 %  3.17 %
====================================================================================================================

OTHER PERFORMANCE RATIOS
Pretax operating profit margin (B)(D)                               37.10 %     33.11 %     399 bp
Efficiency ratio (C)(D)                                             58.16 %     56.65 %     151 bp
Net interest income analysis-taxable equivalent:
       Selected average yields/rates:
           Loans                                                     9.39 %      8.68 %      71 bp
           Taxable securities                                        6.91        6.39        52
           Tax-exempt securities                                     9.38        7.77       161
           Short-term investments                                    7.30        5.55       175
           Mortgage loans held-for-sale                             10.19        7.86       233
--------------------------------------------------------------------------------------------------------------------
           Interest-earning assets                                   8.76        8.05        71
--------------------------------------------------------------------------------------------------------------------
           Total interest-bearing deposits                           4.93        4.04        89
           Borrowed funds                                            6.20        4.83       137
           Long-term debt                                            6.67        5.95        72
--------------------------------------------------------------------------------------------------------------------
           Total interest-bearing liabilities                        5.35        4.36        99
--------------------------------------------------------------------------------------------------------------------
           Interest rate spread                                      3.41        3.69       (28)
           Net interest margin                                       4.06        4.25       (19)

====================================================================================================================

                                                                             Nine Months Ended September 30,
                                                                 ------------------------------------------------------
                                                                                                      As a Percent of
                                                                                                     Average Assets(A)
                                                                                                     ------------------
(Dollars in thousands)                                               2000        1999      Change      2000      1999
----------------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME
Service charges on deposit accounts                             $  47,071   $  47,175      (0.2)%      0.56 %    0.57 %
Credit card and related fees                                        6,724       6,673       0.8        0.08      0.08
Insurance and brokerage commissions                                18,876      18,864       0.1        0.22      0.23
Other service charges, commissions and fees                        10,244       9,882       3.7        0.12      0.12
Fees for trust services                                             8,058       7,768       3.7        0.10      0.09
Mortgage income                                                    27,160      21,696      25.2        0.32      0.26
Negative goodwill amortization                                      1,003       1,003         -        0.01      0.01
Operating lease income, net                                         1,902       5,484     (65.3)       0.02      0.07
Other noninterest income                                           18,223      14,965      21.8        0.23      0.18
---------------------------------------------------------------------------------------------------------------------------
Noninterest income, excluding securities transactions             139,261     133,510       4.3        1.66      1.63
Securities gains (losses), net                                    (14,735)       (623)      NM        (0.18)    (0.01)
Securities gains (losses), net - merger related                   (22,138)          -         -       (0.26)        -
---------------------------------------------------------------------------------------------------------------------------
Total noninterest income                                        $ 102,388   $ 132,887     (23.0)%      1.22 %    1.62 %
===========================================================================================================================

NONINTEREST EXPENSE
Salaries and overtime                                           $ 107,370   $ 106,038       1.3 %      1.28 %    1.29 %
Fringe benefits and other personnel costs                          25,122      23,771       5.7        0.30      0.29
Occupancy                                                          18,343      18,554      (1.1)       0.22      0.23
Equipment                                                          18,284      21,091     (13.3)       0.22      0.26
Foreclosed real estate losses and related operating expense         1,515       1,338      13.2        0.02      0.02
Marketing                                                           5,410       7,263     (25.5)       0.06      0.09
Fees for outsourced services                                       13,782      12,466      10.6        0.16      0.15
Professional and legal fees                                        10,203      10,930      (6.7)       0.12      0.13
Other administrative                                                8,963       8,838       1.4        0.11      0.11
FDIC insurance                                                        791       1,418     (44.2)       0.01      0.02
Deposit intangible and goodwill amortization                       10,108      10,187      (0.8)       0.12      0.12
Office supplies, postage and telephone                             18,455      18,493      (0.2)       0.22      0.23
Other operating                                                    21,471      22,122      (2.9)       0.25      0.26
---------------------------------------------------------------------------------------------------------------------------
Total NIE before merger-related and other significant charges     259,817     262,509      (1.0)       3.09      3.20
Merger-related expenses and other significant charges              28,516       6,858     315.8        0.34      0.08
---------------------------------------------------------------------------------------------------------------------------
Total noninterest expense                                       $ 288,333   $ 269,367       7.0 %      3.43 %    3.28 %
===========================================================================================================================

OTHER PERFORMANCE RATIOS
Pretax operating profit margin (B)(D)                               35.97 %     35.43 %      54 bp
Efficiency ratio (C)(D)                                             58.44 %     57.87 %      57 bp
Net interest income analysis-taxable equivalent:
       Selected average yields/rates:
           Loans                                                     9.17 %      8.62 %      55 bp
           Taxable securities                                        6.75        6.30        45
           Tax-exempt securities                                     8.33        7.87        46
           Short-term investments                                    5.54        4.99        55
           Mortgage loans held-for-sale                              9.56        7.87       169
------------------------------------------------------------------------------------------------
           Interest-earning assets                                   8.54        8.00        54
------------------------------------------------------------------------------------------------
           Total interest-bearing deposits                           4.66        4.03        63
           Borrowed funds                                            5.98        4.76       122
           Long-term debt                                            6.35        5.84        51
------------------------------------------------------------------------------------------------
           Total interest-bearing liabilities                        5.07        4.32        75
------------------------------------------------------------------------------------------------
           Interest rate spread                                      3.47        3.68       (21)
           Net interest margin                                       4.08        4.22       (14)

===========================================================================================================================

 bp-   Change is measured as difference in basis points.
 (A)   Data presented is annualized.
 (B) Sum of income before taxes plus the taxable equivalent adjustment divided by the sum of taxable equivalent net interest income plus noninterest income.
 (C) Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income.
 (D)   Calculation excludes merger-related and other significant charges.

All prior period financial data has been restated for the February 18, 2000 merger with Triangle which was accounted for as a pooling-of-interests.

QUARTERLY FINANCIAL TRENDS
CENTURA BANKS, INC. AND SUBSIDIARIES

                                                                  2000                             1999
                                                ----------------------------------------   -----------------------     3rd Qtr 00
                                                    Third         Second        First       Fourth        Third           vs.
(Dollars in thousands, except per share data)      Quarter        Quarter       Quarter     Quarter      Quarter       2nd Qtr 00
------------------------------------------------------------------------------------------------------------------     ----------
FINANCIAL SUMMARY (A)
       Assets                                    $11,261,701   $11,087,991   $11,333,016  $11,244,033  $11,065,694        1.6 %
       Earning assets, net                        10,323,647    10,161,950    10,408,008   10,311,262   10,164,652        1.6
       Loans, gross                                7,631,191     7,604,252     7,481,313    7,363,250    7,305,302        0.4
       Investment securities, net                  2,599,384     2,456,812     2,774,077    2,820,815    2,722,460        5.8
       Total deposits                              7,584,598     7,581,910     7,819,217    7,864,788    7,770,777          -
       Interest-bearing liabilities                9,114,564     8,974,603     9,256,578    9,066,703    8,897,333        1.6
       Shareholders' equity                          902,196       869,319       860,095      861,593      869,562        3.8
       Total market capitalization (period end)    1,527,838     1,353,339     1,817,042    1,742,779    1,649,174       12.9
       Net income                                     34,003        20,923         8,035       35,549       31,953       62.5

PROFITABILITY/PERFORMANCE SUMMARY(A)
       Pretax operating profit margin(B)               37.10 %       31.80 %       38.92 %      38.07 %      33.11 %      530 bp
       Efficiency ratio(B)                             58.16         60.07         57.12        55.94        56.65       (191)
       Net interest margin                              4.06          4.10          4.07         4.20         4.27         (4)
       Return on average assets                         1.20          0.76          0.29         1.25         1.15         44
       Return on average equity                        15.00          9.68          3.76        16.37        14.58        532
       Average equity to average assets                 8.01          7.84          7.59         7.66         7.86         17

PER SHARE SUMMARY
       Earnings per share - basic                $      0.85   $      0.53   $      0.20   $     0.90  $      0.80       60.4 %
       Earnings per share - diluted                     0.85          0.52          0.20         0.89         0.79       63.5
       Cash dividends paid                              0.34          0.34          0.32         0.30         0.29          -
       Book value per share                            23.05         22.09         21.72        21.77        21.74        4.3
       Closing market price                           38.313        33.953        45.813       44.125       41.375       12.8

KEY INTANGIBLE ASSETS (C)
       Goodwill                                  $   143,520   $   125,606   $   131,514   $  134,851  $   138,334       14.3 %
       Mortgage servicing rights                       6,037        31,797        35,076       35,916       36,979      (81.0)

ASSET QUALITY SUMMARY(C)
       Nonperforming assets                      $    54,631   $    45,929   $    37,161   $   35,836  $    46,871       18.9 %
       Allowance for loan losses                     104,036       103,271        97,450       95,500       93,701        0.7
       Nonperforming assets to total assets             0.48 %        0.41 %        0.33 %       0.31 %       0.42 %        7 bp
       Allowance for loan losses to total loans         1.35          1.35          1.29         1.28         1.28          -
       Net charge-offs to average loans                 0.32          0.32          0.22         0.38         0.98          -
==================================================================================================================================

 bp- Change is measured as difference in basis points.
 (A) Balance sheet amounts are based on average balances unless otherwise noted.
 (B) Calculation excludes merger-related and other significant charges.
 (C) Balance sheet amounts are based on period end balances unless otherwise noted.

All prior period financial data has been restated for the February 18, 2000 merger with Triangle which was accounted for as a pooling-of-interests.

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